UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2017

TriLinc Global Impact Fund, LLC

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-55432	36-4732802
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1230 Rosecrans Avenue, Suite 605 Manhattan Beach, CA		90266
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (310) 997-0580

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into Material Definitive Agreement

Dealer Manager Agreement

On May 19, 2017, TriLinc Global Impact Fund, LLC (the “Company”) and TriLinc Advisors, LLC (the “Advisor”), entered into a dealer manager agreement (the “Dealer Manager Agreement”), with SC Distributors, LLC (the “Dealer Manager”) pursuant to which the Dealer Manager will act as the Company’s dealer manager in connection with the offer and sale of $100,000,000 (which may be increased to $200,000,000), in units of limited liability company interests of the Company, in a private placement (the “Private Offering”) exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Regulation D promulgated under the Securities Act (“Regulation D”), on the terms and conditions described in the Confidential Private Placement Memorandum, dated May 19, 2017 (as the same may be amended, revised or supplemented from time to time, the “Memorandum”).  The units in the Company are divided into five classes: Class A units, Class C units, Class I units, Class W units, and Class Y units. For purposes of the Private Offering, the units are designated Class P-A units, Class P-C units, Class P-I units, Class P-W units (Class P-A units, Class P-C units, Class P-I units, Class P-W units together shall be referred to as the “Units”), and Class P-Y units.  The Dealer Manager will not take part in the sale of the Class P-Y units.

The Advisor is a joint venture between TriLinc Global, LLC and Strategic Capital Advisory Services, LLC (“Strategic Capital”).  The Dealer Manager is an affiliate of Strategic Capital.  The Dealer Manager Agreement contemplates that Dealer Manager will enter into participating dealer agreements, in the form attached as Exhibit A-2 to the Dealer Manager Agreement (“Participating Dealer Agreements”), with additional broker-dealers who will participate in the Private Offering (the “Participating Dealers”). Under the terms of the Dealer Manager Agreement, the Private Offering is to be made exclusively to “accredited investors” (as defined in Rule 501(d) under the Securities Act) on a “best efforts” basis by Dealer Manager and the Participating Dealers, which means that Dealer Manager and the Participating Dealers will be required to use their best efforts to sell the Units, but will have no firm commitment or obligation to purchase any of the Units.

Subject to any discounts and other special circumstances described in or otherwise disclosed in the Memorandum under the heading “Plan of Distribution,” the Issuer will pay the Dealer Manager up-front selling commissions in the amount of (i) 6.0% of the gross offering proceeds from the sale of Class P-A units and (ii) 3.0% of the gross offering proceeds from the sale of Class P-C units.  The Dealer Manager will reallow all selling commissions to Participating Dealers pursuant to the terms of the Participating Dealer Agreements.

Subject to any discounts and other special circumstances described in or otherwise disclosed in the Memorandum under the heading “Plan of Distribution,” the Issuer will pay the Dealer Manager (i) an up-front dealer manager fee equal to 3.0% of the gross offering proceeds from the sale of Class P-A units and (ii) an up-front dealer manager fee equal to 3.0% of the gross offering proceeds from the sale of Class P-C units.  The Dealer Manager may reallow up to 1.5% of the dealer manager fee received for Class P-A units and Class P-C units to Participating Dealers pursuant to the terms of the Participating Dealer Agreements.

Subject to any discounts and other special circumstances described in or otherwise disclosed in the Memorandum under the heading “Plan of Distribution,” the Issuer will pay the Dealer Manager (i) a recurring dealer manager fee that accrues daily equal to 1/365th of 0.5% of the net asset value of the distributed Class P-I units, payable monthly in arrears and, (ii) a recurring dealer manager fee that accrues daily equal to 1/365th of 0.5% of the net asset value of the distributed Class P-W units payable monthly in arrears. The recurring dealer manager fee on Class P-I units and Class P-W units is payable for five years until the earlier of: (x) the date on which such Class P-I units or Class P-W units are repurchased by the Issuer; (y) the listing of the Class P-I units or Class P-W units on a national securities exchange, the sale of the Issuer or the sale of all or substantially all of the Issuer’s assets; or (z) the fifth anniversary of the admission of the investor as a unitholder.

Subject to any discounts and other special circumstances described in or otherwise disclosed in the Memorandum under the heading “Plan of Distribution,” the Issuer will pay the Dealer Manager a distribution fee that accrues daily equal to 1/365th of 0.8% of the amount of the net asset value for the distributed Class P-C units payable monthly in arrears. The distribution fee is payable until the earlier to occur of the following: (i) a listing of the Class P-C units on a national securities exchange, (ii) following the completion of this offering, total selling compensation in this offering equaling 10% of the gross proceeds of the offering, or (iii) there are no longer any Class P-C units outstanding. The Dealer Manager will not receive a distribution fee for sales of any other class of units.

Subject to any discounts and other special circumstances described in or otherwise disclosed in the Memorandum under the heading “Plan of Distribution,” the Issuer will pay the Dealer Manager an annual service fee that accrues daily equal to 1/365th of 0.25% of the amount of the net asset value of the distributed Class P-W units payable monthly in arrears. The service fee is payable is payable for six years until the earlier of: (i) the date on which such Class P-W units are repurchased by the Issuer; (ii) the listing of the Class P-W units on a national securities exchange, the sale of the Issuer or the sale of all or substantially all of the Issuer’s assets; or (iii) the sixth anniversary of the of the admission of the investor as a unitholder.  The Dealer Manager may reallow all or any portion of the service fee to a Participating Dealer.

Additionally, the Dealer Manager Agreement provides that the Company may provide reimbursement to the Dealer Manager or Participating Dealers for itemized bona fide due diligence expenses that they incur in connection with the sale and distribution of the Private Offering.

The Dealer Manager Agreement contains customary representations, warranties, covenants and indemnification agreements by the Company and the Dealer Manager. The Dealer Manager Agreement terminates automatically at the end of the Private Offering, or may be terminated by either party immediately in the event the other party breaches certain conditions.

The information set forth above with respect to the Dealer Manager Agreement is qualified in its entirety by the full text of the Dealer Manager Agreement, which is filed herewith as Exhibit 10.4 and is incorporated into this Item 1.01 disclosure by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No. Description

10.4 Dealer Manager Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRILINC GLOBAL IMPACT FUND, LLC

May 24, 2017	By:	/s/ Gloria S. Nelund
	Name:	Gloria S. Nelund
	Title:	Chief Executive Officer